Exhibit 8.2

TROUTMAN SANDERS LLP

Attorneys at Law

Troutman Sanders Building

P.O. Box 1122 (23218-1122)

1001 Haxall Point

Richmond, Virginia 23219

804.697.1200 telephone

804.697.1339 facsimile

troutmansanders.com

20134478/221131.000038

September 21, 2012

Alliance Bankshares Corporation

14200 Park Meadow Drive

Suite 200 South

Chantilly, Virginia 20151

Ladies and Gentlemen:

We have acted as counsel to Alliance Bankshares Corporation, a Virginia corporation (“Alliance”), in connection with the proposed merger (the “Merger”) of Alliance with and into WashingtonFirst Bankshares, Inc. (“WFBI”), a Virginia corporation, pursuant to the Agreement and Plan of Reorganization (the “Agreement”) dated as of May 3, 2012, by and among WFBI, Alliance and Alliance Bank Corporation, a Virginia chartered commercial bank and a wholly-owned subsidiary of Alliance. At your request, and in connection with the filing of the Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), including the joint proxy statement/prospectus forming a part thereof, we are rendering our opinion concerning certain United States federal income tax matters. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement, and any reference to any document includes a reference to any exhibit, appendix or similar attachment thereto.

In providing our opinion, we have reviewed and relied upon: (i) the Agreement, (ii) the Registration Statement, (iii) the officer’s certificates of Alliance and WFBI, respectively, dated the date hereof and delivered to us for the purposes of this opinion (the “Officer’s Certificates”), and (iv) such other documents as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement, without amendment, waiver or modification of any of the terms or conditions set forth therein, (ii) the statements concerning the transaction and the parties thereto set forth in the Agreement are true, complete and correct, and the Registration Statement is true, complete and correct, (iii) the factual statements and representations (which statements and representations we have neither investigated nor verified) contained in the Officer’s Certificates are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iv) all statements and representations qualified by knowledge, belief or materially or comparable qualification are and will be true, complete and correct as if made without such qualification, (v) all documents submitted to us as originals are authentic, all documents

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September 21, 2012

submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and that all natural persons are of legal capacity, (vi) Alliance and WFBI and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below, and (vii) all applicable reporting requirements have been or will be satisfied. If any of the above described assumptions are untrue for any reason, then the continuing validity of our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing and the exceptions, limitations and qualifications described in the section entitled “Material Federal Income Tax Consequences of the Merger” in the Registration Statement, we are of the opinion that for United States federal income tax purposes (i) the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the discussion set forth in the section entitled “Material Federal Income Tax Consequences of the Merger” in the Registration Statement insofar as it summarizes United States income tax law is accurate in all material respects.

Except as expressly set forth above, we render no other opinion, including, without limitation, any opinion as to the United States federal, state, local, foreign, or other tax consequences. Our opinion as expressed above is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth above. We assume no responsibility to inform Alliance of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion to Alliance in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us and this opinion. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, amended.

Very truly yours,

/s/ Troutman Sanders LLP

TROUTMAN SANDERS LLP

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